Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Management and Stockholder of Swift Telecommunications, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-41154, 333-41156, 333-43060 and 333-59776) on Form S-3 and (Nos.
333-96151, 333-31356, and 333-39586) on Form S-8 of EasyLink Services
Corporation (formerly Mail.com, Inc.) of our report dated May 9, 2001 with respect to the combined balance sheet of Swift Telecommunications, Inc. as of December 31, 2000 and the related combined statements of operations, changes in stockholder's equity and comprehensive loss and cash flows for the year ended December 31, 2000, which report appears in the Form 8-K/A of Easylink Services Corporation dated May 9, 2001.

                                                       /s/ KPMG
                                                       Chartered accountants
                                                       Registered auditors

London, United Kingdom
May 9, 2001